UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event):            February 8, 2007

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

6700 Las Colinas Boulevard
Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

(469) 398-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03(a).  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 8, 2007, the Board of Directors of Fluor Corporation unanimously approved amendments to Sections 1.01, 2.07(c) and 3.03 and Article VI of the Amended and Restated Bylaws of Fluor Corporation.  The amendments, which became effective as of February 8, 2007, change the Company’s registered agent to Corporation Service Company, provide for majority voting in the election of directors in uncontested elections, and allow shares of the Company’s stock to be issued in book entry form.  In addition, the Company amended its Corporate Governance Guidelines to require the Governance Committee to establish procedures under which any director not receiving a majority of the votes cast in an uncontested election shall tender his or her resignation for consideration by the Board of Directors. The Amended and Restated Bylaws are attached hereto as Exhibit 3.2 and the text thereof is incorporated herein by reference.

A copy of the press release announcing the amendments to the Company’s Amended and Restated Bylaws relating to majority voting is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
3.2	Amended and Restated Bylaws of Fluor Corporation, effective as of February 8, 2007.
99.1	Press Release dated February 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 13, 2007	FLUOR CORPORATION

	By:	/s/ Lawrence N. Fisher
Lawrence N. Fisher
Chief Legal Officer and Secretary

FLUOR CORPORATION
INDEX OF EXHIBITS

Exhibit Number	Description
3.2	Amended and Restated Bylaws of Fluor Corporation, effective as of February 8, 2007.
99.1	Press Release Issued by Fluor Corporation on February 13, 2007 announcing amendments to the Company’s Amended and Restated Bylaws.